Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

AMERICREDIT CORP.

Effective January 28, 2010

i

ii

ARTICLE I

OFFICES

Section 1. Principal Offices. The principal office of AmeriCredit Corp. (the “Corporation”) shall be maintained at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, which shall be the headquarters for the transaction of all business, but, in the discretion of the Board of Directors, the location of the principal office may be changed from time to time and branch offices may be established at other places.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meetings. The annual meeting of shareholders of the Corporation shall be held at such time and place within or without the State of Texas as may be designated by the Board of Directors, at which the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings. A special meeting of shareholders may be called at any time by the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, by the Board of Directors or by the President. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

Section 3. Location. All meetings of shareholders shall be held at such place, within or without the State of Texas, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that meetings of the shareholders shall not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board of Directors may adopt from time to time and in accordance with applicable law.

Section 4. Notice of Meetings. Written or printed notice stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Any notice required pursuant to this Section 4 may be given by a form of electronic transmission consented to by the shareholder to whom notice is given. If the meeting is held solely by using a conference telephone or other communication system authorized by Section 11 of this ARTICLE II of these Bylaws, no location for the meeting need be specified in the notice of the meeting. If the meeting is held solely or in part by using a conference telephone or other communication system authorized by Section 11 of this ARTICLE II, the form of communication system to be used for the meeting and the means for accessing the communication system shall be stated in the notice.

Section 5. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the Articles of Incorporation or other equivalent governing document adopted in accordance with the Texas Business Organizations Code, as amended (the “TBOC”). Unless otherwise provided in the Articles of Incorporation or other equivalent governing document adopted in accordance with the TBOC, once a quorum is present at a meeting of the shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

Section 6. Adjournments. Unless otherwise provided in the Articles of Incorporation or other equivalent governing document adopted in accordance with the TBOC, the shareholders represented in person or by proxy at any meeting of the shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed and called.

Section 7. Voting.

(a) Except for the election of directors and except where otherwise provided by statute, all other questions shall be determined by a majority of the votes cast on such question. Each outstanding share, regardless of class, shall be entitled to one vote on such matter submitted to vote at a meeting of shareholders, except where provided otherwise by statute or the Articles of Incorporation of the Corporation. Only such persons shall be permitted to vote at any meeting of shareholders, either in person or by proxy, as shall have appeared on the books of the Corporation as shareholders thereof for at least ten (10) days prior to such meeting.

(b) In a director election in which the number of director nominees exceeds the number of Board of Director positions to be filled by such election, directors shall be chosen by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

(c) In a director election in which the number of directors is equal to the number of Board of Director positions to be filled by such election, directors shall be chosen by a majority of the votes cast at any meeting for the election of directors at which a quorum is present. Votes cast shall include votes to withhold approval of a director candidate but shall not include abstentions. If a nominee director is not elected by a majority of the votes cast and the director nominee is an incumbent director, that director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. Prior to acceptance of such resignation by the Board of Directors, the incumbent director shall continue to serve on the Board of Directors until his or her resignation is accepted, until his or her successor shall have been duly elected, until his or her death, until his or her removal as hereinafter provided, or until he or she shall tender a resignation that is not subject to acceptance by the Board of Directors. The Board of Directors may in its discretion refer such resignation to a committee of the Board for its review and the making of a recommendation to the full Board to accept the resignation, not accept the resignation and impose conditions on the director’s continued membership, not accept the resignation and recommend a plan to address the underlying reasons for the votes against, or some other action the committee believes to be appropriate and in the best interests of the Corporation under the circumstances. The committee shall make its recommendation to the Board of Directors within 60 days of the date of the certification of the results of the election and the committee shall provide an explanation of its rationale underlying its recommendation. The Board of Directors shall act on the tendered resignation within 120 days from the date of the certification of the election results, taking into consideration the committee’s recommendation, and shall publicly disclose its decision regarding the tendered resignation and the rationale underlying its decision. The committee in making its recommendation to the Board of Directors, and the Board of Directors in making a decision, concerning the tendered resignation may consider any factors and information considered appropriate and relevant. In acting on a tendered resignation, the Board of Directors may accept the resignation, not accept the resignation and impose conditions on the director’s continued membership, not accept the resignation and recommend a plan to address the underlying reasons for the votes against, or take some other action the Board of Directors deems appropriate and in the best interests of the Corporation under the circumstances. The director who tenders his or her resignation shall not participate in the recommendation of a committee or the decision of the Board of Directors with respect to his or her resignation. If a director’s resignation is accepted by the Board of Directors, or if a nominee director is not elected and the nominee is not an incumbent director, then the Board of Directors may, in its discretion, fill the resulting vacancy pursuant to the provisions of Section 2 of ARTICLE III of these Bylaws, or may decrease the size of the Board of Directors pursuant to the provisions of section 1 of ARTICLE III of these Bylaws.

Section 8. Proxies. A shareholder may vote in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder is considered an execution in writing for purposes of this Section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 9. Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of shareholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

Section 10. Action Without Meeting. Any action required by law to be taken at a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders, and may be stated as such in any articles or document filed with the Secretary of State.

Section 11. Participation in Meetings by Remote Communications. Shareholders may participate in and hold a meeting by means of conference telephone or similar communication equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. If voting is to take place at the meeting, reasonable measures must be implemented to verify that every shareholder voting at the meeting by means of remote communications is sufficiently identified, and a record of any vote or other action taken shall be kept. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 12. Shareholder Nomination of Director Candidates. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting or special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Board of Directors or any other proper person calling the special meeting) may be made (a) by or at the direction of the Board of Directors, including any committee appointed by the Board of Directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 12, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice relating to nominations to be made at an annual meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) days nor more than one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, then to be timely such notice must be received by the Corporation on or before the later of (i) seventy (70) days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made. To be timely, a shareholder’s notice relating to nominations to be made at a special meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) days nor more than one hundred (100) days prior to the date of such special meeting, or, if later, the tenth (10th) day following the day on which public announcement of the date of the special meeting was made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice. (For purposes of these Bylaws, public announcement shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Such shareholder’s notice shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b) as to the shareholder giving the notice:

(i) the name and address, as they appear on the Corporation’s books, of such shareholder and any Shareholder Associated Person (defined below) covered by clause (ii) below; and

(ii) (A) the class and number of shares of the Corporation which are held of record or are beneficially owned by such shareholder and by any Shareholder Associated Person with respect to the Corporation’s securities and, if applicable, (B) a description of (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any securities of the Corporation, (y) any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any Shareholder Associated Person with respect to securities of the Corporation, and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed.

To be eligible to be a nominee for election or reelection as a director of the Corporation, the person nominated by the shareholder must deliver (in accordance with the time periods prescribed for delivery of notice for an annual or special meeting, as applicable, under this Section 12) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 12, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

“Shareholder Associated Person” of any shareholder means (a) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (c) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Section 13. Notice of Shareholder Business. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 13, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 13. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice relating to business proposed to be conducted at an annual meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) days nor more than one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Corporation on or before the later of (i) seventy (70) days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made. To be timely, a shareholder’s notice of business proposed to be conducted at a special meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) days nor more than one hundred (100) days prior to the date of such special meeting, or, if later, the tenth (10th) day following the day on which public announcement of the date of the special meeting was made. In no event shall any adjournment of the meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting:

(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person covered by clauses (c) and (d) below;

(c) (i) the class and number of shares of the Corporation which are held of record or are beneficially owned by such shareholder and by any Shareholder Associated Person with respect to the Corporation’s securities and, if applicable, (ii) a description of (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any securities of the Corporation, (y) any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any Shareholder Associated Person with respect to securities of the Corporation, and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; and

(d) any material interest of the shareholder or any Shareholder Associated Person in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 13 (or, if the election of directors is a matter specified in the notice of the meeting, then as for such matter, only in accordance with the procedures set forth in Section 12). The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 13.

Section 14. List of Shareholders. The officer or agent having charge of the stock transfer books shall prepare, not later than the eleventh (11th) day before the date of each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the type and number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This Section does not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. The list of shareholders shall be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during regular business hours. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima facie evidence of the shareholders entitled to examine such list or transfer records or to vote at any such meeting of shareholders.

Section 15. Closing of Share Transfer Records and Fixing the Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, sixty (60) calendar days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) calendar days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) calendar days, and, in case of a meeting of shareholders, not less than ten (10) calendar days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or given or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

ARTICLE III

DIRECTORS

Section 1. Number and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than fifteen (15), the exact number to be fixed from time to time by resolution of the Board of Directors. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected at the annual meeting of shareholders to be held in 1999 for a term expiring at the annual meeting of shareholders to be held in 2000, another class to be originally elected at the annual meeting of shareholders to be held in 1999 for a term expiring at the annual meeting of shareholders to be held in 2001, and another class to be originally elected at the annual meeting of shareholders to be held in 1999 for a term expiring at the annual meeting of shareholders to be held in 2002, with each class to hold office until its successors are elected and qualified. At each annual meeting of shareholders occurring after the 1999 annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2. Vacancies and Additional Directorships. If any vacancy shall occur among the directors for any reason, including, but not limited to, by reason of an increase in the number of directors, or if a nominee is not elected and the nominee is not an incumbent director, the vacancy may be filled by action of a majority of the remaining directors at any regular or special meeting or, in default of such meetings or action of the remaining directors thereat, may be filled by the shareholders at any annual or special meeting. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office; provided, that, a vacancy to be filled because of an increase in number of directors may be filled by election at an annual or special meeting of Shareholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders. In the event the entire Board of Directors shall resign or die, any shareholder of the Corporation may call a special shareholders’ meeting in the manner provided in ARTICLE II, Section 2 hereof and otherwise in accordance with ARTICLE II, Section 12, at which meeting a new Board of Directors may be elected, but no other business shall be transacted except as set forth in said notice.

Section 3. Voluntary Resignations. Any director may voluntarily resign at any time by giving written notice of such resignation to the Board of Directors, the President, any Vice President or the Secretary. Any such voluntary resignation shall take effect at any time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein or if such resignation is tendered pursuant to ARTICLE II, Section 7 hereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Annual, Regular or Special Meetings. An annual meeting of the Board of Directors shall be held following the annual meeting of the shareholders, for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting. Special meetings of the Board of Directors may be called by the Chairman or President and shall be called by the Secretary on the written request of any director. Written, telephonic or, upon consent of the director, electronic notice of special meetings of the Board of Directors shall be given to each director at least one (1) calendar day before the date of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called and convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 5. Place of Meeting. All meetings of the Board of Directors shall be held at the principal office of the Corporation, but may be held, on notice given to each director, at any place designated in such notice, either within or without the State of Texas.

Section 6. Quorum; Votes Required. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or the Articles of Incorporation or equivalent governing document adopted in accordance with the TBOC. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

Section 7. Action Without a Meeting. The Board of Directors or committee of the Board of Directors may take action without holding a meeting, providing notice, or taking a vote if each director or member of the committee entitled to vote on the action signs a written consent or consents stating the action taken. Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a director or member of the committee may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing. Advance notice is not required to be given to take any action by written consent. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors or the committee, as the case may be, duly called and held.

Section 8. Participation in Meetings by Remote Communications. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of telephone conference or other means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 9. Compensation of Directors. Directors as such shall not receive any stated salary for their service, but the Board of Directors may, by resolution of the Board of Directors, receive such compensation as fixed by the Board of Directors, which may include a specified retainer, cash compensation and expenses for attendance at regular or special meetings of the Board of Directors and equity awards; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

ARTICLE IV

COMMITTEES OF THE BOARD

Section 1. Designation, Power, Alternate Members, and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and to the extent allowed by law, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or any Assistant Secretary thereof.

Section 2. Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman, or, if there is no chairman, by or at the direction of any member, at the time and place specified in the respective notices or waivers of notice thereof. Written, telephonic or, upon consent of the committee member, electronic notice of special meetings of each committee stating the place, day and hour thereof shall be given to each committee member at least two (2) calendar days before the date of the special meeting. Such notice need not state the purpose of the meeting. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

Section 3. Quorum and Manner of Acting. At each meeting of any committee the presence of one-third but not less than two of its members then in office (unless the committee shall consist of only one director of the Corporation) shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

Section 4. Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

Section 5. Removal. Any member of any committee may be removed at any time by the Board of Directors with or without cause.

Section 6. Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

Section 7. Compensation. Compensation of committee members shall be fixed pursuant to the provisions of ARTICLE III, Section 9 of these Bylaws.

ARTICLE V

OFFICERS

Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and, if the Board of Directors so determines, a Chairman of the Board, and such other officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE V.

Section 2. Election and Term of Office. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE V) shall be elected by the Board of Directors. The Board of Directors may combine any two or more offices to be held by the same person. Each officer (whether elected at the first meeting of the Board of Directors after the annual meeting of shareholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of shareholders and until his successor shall have been elected, or until his death, or until he shall have resigned in the manner provided in Section 4 of this ARTICLE V or shall have been removed in the manner provided in Section 5 of this ARTICLE V.

Section 3. Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 4. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

Section 5. Removal. Any officer specifically designated in Section 1 of this ARTICLE V may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 3 of this ARTICLE V may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors at such meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors. The removal of an officer will not prejudice any contract rights of the person removed. Election or appointment of an officer shall not by itself create contract rights.

Section 6. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

Section 7. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be either the Chairman of the Board or the President, as the Board of Directors shall determine. Subject to the direction of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. As such Chief Executive Officer, if present, he shall preside at all meetings of shareholders and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he shall report to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to its attention. He shall also perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors.

Section 8. The Chairman of the Board. The Chairman of the Board, if one is appointed, shall preside at all meetings of the directors and shall have such other powers and duties as shall be prescribed by the Board of Directors. The Chairman of the Board shall be a member, ex officio, of all committees appointed by the Board.

Section 9. The President. The President, in the absence of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board; he shall have such power as may be by statute exclusively conferred upon the President and he shall have such other powers and duties as shall be prescribed by the Board of Directors. The President shall be a member, ex officio, of all committees appointed by the Board, except to the extent prohibited by any listing requirement of any stock exchange on which the shares of the Corporation are so listed.

Section 10. The Vice Presidents. At the request of the President or in his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds and other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

Section 11. The Secretary. The Secretary shall:

(a) record all the proceedings of the meetings of the shareholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

(b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;

(c) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

(d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation, or a facsimile thereof, prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

(e) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

(f) have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;

(g) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

(h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

Section 12. Assistant Secretaries. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the Chief Executive Officer) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chief Executive Officer or the Secretary.

Section 13. The Treasurer. The Treasurer shall:

(a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

(b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select or to be otherwise dealt with in such manner as the Board of Directors may direct;

(c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

(d) render to the Board of Directors or the Chief Executive Officer, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer;

(e) cause to be kept at the Corporation’s principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

(f) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation;

(g) sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

(h) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

Section 14. Assistant Treasurers. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the Chief Executive Officer) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chief Executive Officer or the Treasurer.

Section 15. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 3 of this ARTICLE V. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 16. Surety Bonds. If the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

ARTICLE VI

CAPITAL STOCK

Section 1. Payment. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value in the case of authorized but unissued shares) and to such persons as the Board of Directors may from time to time determine. Consideration for the issuance of shares may be paid in whole or in part, in money or other property, tangible or intangible, and/or by labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed fully paid and nonassessable. In the absence of fraud in the transaction, the good faith determination of the Board of Directors as to the value of the consideration received for shares shall be conclusive.

Section 2. Certificates. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. Certificates of stock shall be numbered in the order issued and shall be signed by the President and countersigned by the Secretary and shall bear the imprint of the corporate seal or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the President and Secretary may be facsimiles, engraved or printed. All certificates shall be bound in book form and shall be issued therefrom consecutively, and on the stub of such book shall be entered the name and address of the person owning the shares represented by each certificate issued, with a statement of the number of shares represented by such certificate and the date of its issuance. No certificate shall be issued for any share of stock until such share has been fully paid up. Notwithstanding the foregoing, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation may be uncertificated.

Section 3. Transfers. Transfers of shares shall be made only on the books of the Corporation by the holder in person, and if made by any other person his authority to do so shall be evidenced by power of attorney from the owner; and no certificate shall be issued until the older certificates have been surrendered and cancelled. All certificates returned or exchanged shall be immediately marked “cancelled” and the date of such cancellation noted on such certificate by the Secretary, and the certificate thus cancelled shall be pasted into said book opposite the stub bearing memoranda of its original issuance.

Section 4. Lost Certificate. In place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming a certificate of stock to be lost, stolen or destroyed, satisfactory to the Secretary, the Secretary may direct (i) a new certificate or certificates to be issued or (ii) if the Board of Directors has provided by resolution or resolutions that the applicable stock shall be uncertificated, direct uncertificated shares be issued. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. Registered Holder of Shares. Unless otherwise provided in the TBOC, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business and Commerce Code, as amended:

(a) The Corporation may regard the person in whose name any shares of the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 15 of ARTICLE II of these Bylaws) as the owner of those shares.

(b) Neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate representing those shares.

Section 6. Dividends. Dividends may be declared and paid out of the net profits of the Corporation whenever in the judgment of the Board of Directors such dividends may be declared without impairing the Corporation’s business operations. The Board of Directors may, if it deems it in the best interest of the Corporation, declare no dividends but permit the profits to accumulate for use in the Corporation’s business or to enable it to purchase any of its own capital stock.

ARTICLE VII

SEAL

Section 1. Seal. The seal of the Corporation shall bear the full corporate name of the Corporation, with the word “Seal” noted thereon; provided, however, that if the full corporate name is too long, it may be abbreviated in the seal.

ARTICLE VIII

INDEMNITY FOR OFFICERS AND DIRECTORS

Section 1. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Corporation shall advance the reasonable expenses of any such person who is indemnified pursuant to the previous section. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. Notwithstanding anything else contained herein, the Corporation shall indemnify persons for whom indemnification is permitted by the TBOC to the fullest extent permissible under the TBOC, and may purchase such indemnification insurance as the Board of Directors from time to time shall determine.

ARTICLE IX

AMENDMENTS

Section 1. Amendment by Board of Directors. The Board of Directors shall have power to make, amend, or repeal these Bylaws by vote of a majority of all the directors at any regular or special meeting, provided notice of intention to make such changes at said meeting shall have been previously given to each director, and may be made without such notice by a unanimous vote of all directors.

Section 2. Amendment by Shareholders. These Bylaws shall be subject to amendment, alteration or repeal at any annual meeting of the shareholders or at any special meeting called for that purpose.

ATTEST:

/s/
Secretary

Approved by the Board of Directors

January 28, 2010

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